UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2002

MICROSOFT CORPORATION
(Exact name of registrant as specified in charter)

Washington	0-14278	91-1144442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 882-8080

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9.    Regulation FD Disclosure.

Attached as an exhibit to this report are Microsoft Corporation’s consolidated balance sheets as of June 30, 2001 and 2002, and the related consolidated statements of income, cash flows, and stockholders’ equity for each of the three years in the period ended June 30, 2002 formatted in XBRL (Extensible Business Reporting Language). These documents are presented for illustration purposes only. These are not the official publicly filed financial statements of Microsoft Corporation. No representation is made that the information presented is accurate or complete and they are not to be used for investment purposes.

MICROSOFT CORPORATION
(Registrant)

Date: September 6, 2002	/S/ JOHN G. CONNORS
John G. Connors Senior Vice President; Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1
Microsoft Corporation’s consolidated balance sheets as of June 30, 2001 and 2002, and the related consolidated statements of income, cash flows, and stockholders’ equity for each of the three years in the period ended June 30, 2002 formatted in XBRL (Extensible Business Reporting Language)

3